UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2019

NORWEGIAN CRUISE LINE HOLDINGS LTD.

(Exact name of Registrant as specified in its charter)

Bermuda

(State of Incorporation)

001-35784

(Commission File Number)

98-0691007

(I.R.S. Employer Identification No.)

7665 Corporate Center Drive Miami, Florida	33126
(Address of principal executive offices)	(Zip Code)

(305) 436-4000

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On January 15, 2019, Norwegian Cruise Line Holdings Ltd. (“NCLH,” “we,” “our,” “us,”), the parent company of NCL Corporation Ltd. (“NCLC”), announced an order with Fincantieri S.p.A. of Italy to construct one additional ship, which is expected to be delivered in 2023 (the “Regent Vessel”). The contract price for the Regent Vessel is €473,500,000.

Item 1.01.	Entry into a Material Definitive Agreement.

A.	New Ship Financing

Terms and Conditions for New Ship Financing

One of NCLC’s subsidiaries, Explorer III New Build, LLC (“Explorer”), entered into a loan agreement with BNP Paribas, as facility agent, Crédit Agricole Corporate and Investment Bank, as SACE Agent, HSBC Corporate Trustee Company (UK) Limited, as security trustee and certain other financial institutions from time to time party thereto as lenders (the “Credit Facility”) for the financing of the Regent Vessel. The Credit Facility, dated December 19, 2018, became effective on January 15, 2019 and is subject to approval by Società Italiana per Le Imprese all' Estero - SIMEST S.p.A.

Credit Facility

Overview

Explorer is the borrower under the Credit Facility, which provides a term loan facility for the acquisition of the Regent Vessel for up to $565,154,668.05, maturing on the earliest of the twelfth anniversary of (i) the delivery date of the Regent Vessel or (ii) the actual disbursement of the loan.

Availability

The loans under the Credit Facility are or will be available for drawing to fund 80% of the final contract price of the Regent Vessel and to fund 100% of the related SACE premium. As of January 15, 2019, there were no borrowings under the Credit Facility.

Interest Rate and Fees

Outstanding loans under the Credit Facility shall bear interest at a per annum rate of, at Explorer’s election: (a) a fixed interest rate of 3.64% or (b) a floating interest rate equal to the six-month Libor with zero floor plus a margin of 1.45%.

In addition to paying interest on outstanding loans under the Credit Facility, we are required to pay customary arrangement and agency fees. We are also required to pay commitment fees on undrawn amounts available under the Credit Facility.

Payments, Reductions and Prepayments

The loans under the Credit Facility shall be repaid in full in twenty-four equal semi-annual installments beginning on the earlier of the sixth month anniversary of (i) the delivery date of the Regent Vessel or (ii) the disbursement of the loan.

Explorer may voluntarily and permanently reduce the loan commitments under the Credit Facility, in whole or in part, at any time during specified periods. Drawings under the Credit Facility may be prepaid at any time subject to certain restrictions.

In addition, if the construction contract in respect to the Regent Vessel is terminated prior to its delivery date, the commitments under the Credit Facility shall be terminated.

Explorer is required to prepay outstanding amounts under the facility (i) upon the sale, total loss or other disposition of the Regent Vessel after the delivery date of the Regent Vessel or (ii) if it is or it becomes unlawful for SACE to perform or comply with any of its payment obligations pursuant to the SACE insurance policy or if such insurance policy is suspended or otherwise becomes unenforceable.

Guarantee and Security

All obligations of Explorer under the Credit Facility will be guaranteed by NCLC, and will be secured by a first priority perfected security interest in the equity of Explorer, a first lien ship mortgage on the Regent Vessel and by first priority assignments of certain interests related to such vessel. In addition, 100% of the loans under the Credit Facility for the Regent Vessel will be insured by SACE, the Italian export credit agency, subject to certain conditions.

The summary of the Credit Facility, including the guarantees thereof, do not purport to be complete and are qualified in their entirety by reference to the full text of the relevant agreement.

B.	Pride of America Credit Agreement

Overview

On January 10, 2019, NCLC entered into a Credit Agreement with Nordea Bank Abp, New York Branch (“Nordea”), as administrative agent and as collateral agent, and certain other lenders thereto (the “PoA Credit Agreement”), providing for delayed draw term loans for up to an aggregate principal amount of $230,000,000. Any term loans drawn under the PoA Credit Agreement shall be used for general corporate purposes, including, without limitation, to finance the pre-delivery installments due to builder(s) under its or its subsidiaries’ shipbuilding contracts. The maturity date of the PoA Credit Agreement is January 10, 2021, provided that NCLC may elect to extend the maturity date to January 10, 2022, if, among other conditions, NCLC pays an extension fee and has a public corporate rating from S&P of at least BB-.

Availability

The loans under the PoA Credit Agreement will be available for up to three drawings from January 10, 2019 to April 1, 2019, subject to certain conditions.

Interest Rate and Fees

The loans under the PoA Credit Agreement shall bear interest at a per annum rate of LIBOR plus a margin of 1.00%, increasing to 1.10% after January 10, 2021 should NCLC elect to extend the maturity date.

In addition to paying interest on outstanding loans under the PoA Credit Agreement, we are required to pay customary agency fees. We are also required to pay commitment fees on undrawn amounts available under the PoA Credit Agreement.

Payments, Reductions and Prepayments

The loans under the PoA Credit Agreement shall be repaid in full on the maturity date.

NCLC may voluntarily and permanently reduce the loan commitments under the PoA Credit Agreement, in whole or in part, at any time. Drawings under the PoA Credit Agreement may be prepaid at any time subject to payment of breakage fees.

NCLC shall be required to prepay outstanding amounts under the PoA Credit Agreement upon the sale or total loss of the PRIDE OF AMERICA vessel.

Guarantee and Security

All obligations of the borrower under the PoA Credit Agreement will be guaranteed by Pride of America Ship Holding, LLC, and will be secured by a first priority perfected security interest in the equity of the Pride of America Ship Holding, LLC, a first lien ship mortgage on the PRIDE OF AMERICA vessel and by first priority assignments of certain interests related to the PRIDE OF AMERICA vessel.

This summary of the PoA Credit Agreement, including the guarantee thereof, does not purport to be complete and is qualified in its entirety by reference to the full text of the relevant agreements.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Cautionary Statement Concerning Forward-Looking Statements
Certain statements in this Current Report on Form 8-K constitute forward-looking statements within the meaning of the U.S. federal securities laws intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained herein, including, without limitation, those regarding expected fleet additions, delivery dates and financing approvals are forward-looking statements. Many, but not all, of these statements can be found by looking for words like “expect,” “believe,” “will,” “may,” and similar words. Forward-looking statements do not guarantee future performance and may involve risks, uncertainties and other factors which could cause our actual results, performance or achievements to differ materially from the future results, performance or achievements expressed or implied in those forward-looking statements. Examples of these risks, uncertainties and other factors include, but are not limited to the impact of: adverse events impacting the security of travel, such as terrorist acts, armed conflict and threats thereof, acts of piracy, and other international events; adverse incidents involving cruise ships; adverse general economic and related factors, such as fluctuating or increasing levels of unemployment, underemployment and the volatility of fuel prices, declines in the securities and real estate markets, and perceptions of these conditions that decrease the level of disposable income of consumers or consumer confidence; the spread of epidemics and viral outbreaks; our expansion into and investments in new markets;  the risks and increased costs associated with operating internationally; breaches in data security or other disturbances to our information technology and other networks; changes in fuel prices and/or other cruise operating costs; fluctuations in foreign currency exchange rates; overcapacity in key markets or globally; the unavailability of attractive port destinations; evolving requirements and regulations regarding data privacy and protection and any actual or perceived compliance failures by us; our indebtedness and restrictions in the agreements governing our indebtedness that limit our flexibility in operating our business; the significant portion of our assets pledged as collateral under our existing debt agreements and the ability of our creditors to accelerate the repayment of our indebtedness; volatility and disruptions in the global credit and financial markets, which may adversely affect our ability to borrow and could increase our counterparty credit risks, including those under our credit facilities, derivatives, contingent obligations, insurance contracts and new ship progress payment guarantees; our inability to recruit or retain qualified personnel or the loss of key personnel; delays in our shipbuilding program and ship repairs, maintenance and refurbishments; our reliance on third parties to provide hotel management services to certain ships and certain other services; future increases in the price of, or major changes or reduction in, commercial airline services; amendments to our collective bargaining agreements for crew members and other employee relation issues; our inability to obtain adequate insurance coverage; future changes relating to how external distribution channels sell and market our cruises; pending or threatened litigation, investigations and enforcement actions; our ability to keep pace with developments in technology; seasonal variations in passenger fare rates and occupancy levels at different times of the year; changes involving the tax and environmental regulatory regimes in which we operate; and other factors set forth under “Risk Factors” in our most recently filed Annual Report on Form 10-K, Quarterly Report on Form 10-Q and our subsequent filings with the Securities and Exchange Commission. The above examples are not exhaustive and new risks emerge from time to time. Such forward-looking statements are based on our current beliefs, assumptions, expectations, estimates and projections regarding our present and future business strategies and the environment in which we expect to operate in the future. These forward-looking statements speak only as of the date made. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement contained herein to reflect any change in our expectations with regard thereto or any change of events, conditions or circumstances on which any such statement was based, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Norwegian Cruise Line Holdings Ltd. has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 15, 2019	NORWEGIAN CRUISE LINE HOLDINGS LTD.

	By:	/s/Mark A. Kempa
Mark A. Kempa
Executive Vice President
and Chief Financial Officer